UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2008

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) (1)	Effective July 30, 2008, Nick Lane was elected to the Board of Directors (“Board”) of AllianceBernstein Corporation, general partner of AllianceBernstein Holding L.P. (“AllianceBernstein Holding”).

(2)
Mr. Lane was elected to serve on the Board in connection with his roles as Head of AXA Group strategy and the Business Support Development representative for AXA Equitable Life Insurance Company (“AXA Equitable”), AXA Investment Managers S.A. (“AXA IM”) and AllianceBernstein L.P.  AXA, a société anonyme organized under the laws of France, is the holding company for an international group of insurance and related financial services organizations.  AXA Equitable and AXA IM are subsidiaries of AXA. AXA and AXA Equitable are parents of AllianceBernstein L.P. and AllianceBernstein Holding.

(3)	Mr. Lane has not been named to any committee of the Board.

(3)	None.

(4)	None.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Effective July 30, 2008, Nick Lane was elected to serve on the Board.  For additional information, see Item 5.02(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: August 1, 2008	By:	/s/ Mona Bhalla
Mona Bhalla
Vice President, Counsel and Deputy Corporate Secretary